CERTIFICATE OF MERGER

SOFTWARE.COM WIRELESS, INC.
(a Delaware corporation)

WITH AND INTO

AT MOBILE.COM, INC.
(a Delaware corporation)

Pursuant to the provisions of Sections 251 and 103 of the Delaware General Corporation Law (the "DGCL"), SOFTWARE.COM WIRELESS, INC., a Delaware corporation AT MOBILE.COM, INC., a Delaware corporation, hereby certify as of April 11, 2000 as follows:

1.

The names of the corporations which are parties to the merger contemplated by this Certificate of Merger (the "Merger") are SOFTWARE.COM WIRELESS, INC., a Delaware corporation ("Merger Corp") and AT MOBILE.COM, INC., a Delaware corporation (the "Company").

2.

A Merger Agreement dated as of March 8, 2000 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Company and Merger Corp in accordance with Section 251 of the DGCL.

3.	The Company is the surviving corporation in the Merger.
4.

The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the surviving corporation until further amended as provided therein and under Delaware law.

5.	The executed Merger Agreement is on file at the principal place of business of the Company, which is located at 11201 SE 8th Street, Suite 110, Bellevue, Washington 89004.
6.	A copy of the Merger Agreement will be provided by the Company, on request and without cost, to any stockholder of Merger Corp or the Company.
7.

The effective date and time of the Merger shall be the date and time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Certificate of Merger to be executed as of the date first above written.

SOFTWARE.COM WIRELESS, INC., a Delaware corporation

By: /S/ JOHN L. MACFARLANE ____________________________ Name: John L. MacFarlane Title: Chief Executive Officer

AT MOBILE.COM, INC., a Delaware corporation

By: /S/ MICHAEL BUHRMANN ____________________________ Name: Michael Buhrmann Title: President & CEO